UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2025
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QUANTERIX CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-38319	20-8957988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Middlesex Turnpike
Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)
(617) 301-9400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value per share	QTRX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On November 20, 2025, Paul Meister and David Walt, Ph.D. notified Quanterix Corporation (the “Company”) of their retirement from the Board of Directors of the Company (the “Board”) and each committee of the Board on which they served, effective immediately. Their decision to resign was not because of any disagreement with the Company on any matter relating to its operations, policies or practices.

(d) On November 20, 2025, the Board appointed Garret Hampton, Ph.D., and Alan Sachs, M.D., Ph.D. to serve on the Board, effective immediately. Dr. Sachs will serve as a Class I director with a term that will expire at the Company’s 2027 annual meeting of stockholders, and Dr. Hampton will serve as a Class II director with a term that will expire at the Company’s 2028 annual meeting of stockholders. Dr. Hampton will be a member of the Audit Committee and Compensation Committee, and Dr. Sachs will be a member of the Compensation Committee of the Board.
There is no arrangement or understanding between Dr. Sachs or Dr. Hampton and any other person pursuant to which they were selected as directors of the Company, and there is no family relationship between either Dr. Sachs or Dr. Hampton and any of the Company’s other directors or executive officers. Neither Dr. Sachs nor Dr. Hampton has any material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.
Dr. Hampton and Dr. Sachs will be entitled to receive an annual cash retainer of $50,000 for their service on the Board, in accordance with the Company’s policy for compensation of non-employee directors, as well as additional cash retainers in respect of committee service. Upon their appointment to the Board, they each will receive an initial grant of restricted stock units (“RSUs”) with respect to a number of shares of the Company’s common stock equivalent to 0.1% of the shares of Company common stock outstanding on the date of grant, which RSUs will vest in three equal installments on the first, second, and third anniversaries of the grant date. Thereafter they will be entitled to an annual grant of RSUs covering a number of shares of the Company’s common stock equivalent to 0.05% of the outstanding shares as of the date of grant. The annual RSU award vests in full on the first anniversary of the grant date.
Item 7.01    Regulation FD
On November 20, 2025, the Company issued a press release announcing certain Board and leadership changes, including the matters discussed in Item 5.02 of this current report. A copy of the Company’s press release dated November 20, 2025 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
This information (including Exhibit 99.1) is being furnished under Item 7.01 of this Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
99.1	Press Release dated November 20, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 20, 2025	QUANTERIX CORPORATION

	By:	/s/ Vandana Sriram
	Name:	Vandana Sriram
	Title:	Chief Financial Officer